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                                                                   EXHIBIT 10.36

                           DORAL FINANCIAL CORPORATION
                           1451 F.D. Roosevelt Avenue
                        San Juan, Puerto Rico 00920-2717

                              As of January 1, 2004

Mr. Edison Velez
Doral Financial Plaza
1451 F. D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

Dear Mr. Velez

          We are pleased to detail herein below the provisions of your new employment agreement with Doral Financial Corporation ("DFC") and Doral Mortgage Corporation ("DMC").

          1.   TERMS OF EMPLOYMENT

               The term of this Agreement shall be for a period commencing on to January 1, 2004 and ending December 31, 2005, unless sooner terminated as herein provided. This Agreement supersedes and cancels all prior employment, personal service or similar agreements between you and DFC or DMC and their respective subsidiaries, divisions and ventures for any period after December 31, 2003.

          2.   POSITION AND RESPONSIBILITIES

               You will serve as Executive Vice President of DFC and Chief Executive Officer of DMC. By your acceptance of this Agreement, you undertake to accept such employment and to devote your full time and attention to DFC, DMC and their affiliates, and to use your best efforts, ability and fidelity in the performance of the duties attaching to such employment. During the term of your employment hereunder, you shall not perform any services for any other company, which services conflict in any way with your obligations under the two preceding sentences of this Section 2, whether or not such company is competitive with the businesses DMC or DFC, provided, however, that nothing in this Agreement shall preclude you from devoting reasonable periods required for

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Mr. Edison Velez
As of January 1, 2004
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                    (i)  serving as a director or member of a committee of any organization involving no conflict or potential conflict of interest with the interests of DMC or DFC;

                    (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions;

                    (iii) engaging in charitable and community activities; and

                    (iv) managing your personal and family investments, provided that such activities do not interfere with the regular performance of your duties and responsibilities under this Agreement.

               You shall, at all times during the term hereof, be subject to the supervision and direction of the Chairman of the Board and Chief Executive Officer and the President and DFC with respect to your duties, responsibilities and the exercise of your powers.

        3.     COMPENSATION

               (a) During the term of this Agreement you shall receive an annual salary of $300,000 annually, payable no less often than monthly in accordance with corporate policy.

               (b) (i) During the term of this Agreement, you shall also be entitled to receive an annual incentive bonus, payable as set forth in (iii) below, equal to the lesser of (x) $300,000 and (y) 3% of the net income of DMC over and above Three Million Dollars ($3,000,000) derived from its Mortgage Banking Activities (as hereinafter defined) provided that such incentive bonus shall only be payable if you have served as an executive officer of DFC or DMC for the entire fiscal year to which such payments relate.

                    (ii) One half (-1/2) of the incentive bonus shall be payable annually within 120 days following the end of the preceding fiscal year, provided that such amount shall only be payable if you shall have served as an executive officer of DFC or DMC pursuant to this Agreement for the entire fiscal year to which such payments relate. The remaining one-half (-1/2) of the incentive bonus (the "Deferred Bonus") shall be deferred pursuant to the deferred compensation arrangement described in Exhibit A hereto.

                    (iii) As used in this Section 3, "Net Income" means the annual net income by DMC and its subsidiaries after all taxes during the calendar year preceding the payment as determined in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as shown by DMC's audited financial statements audited by its independent accountants (hereinafter referred to as "GAAP"). As used in this
Section 3, "Mortgage Banking Activities" shall mean the origination, purchase, receipt of


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Mr. Edison Velez
As of January 1, 2004
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interest, servicing and sale of mortgages or pools of mortgages on homes in
Puerto Rico and the purchase and sale of interests in pools of mortgages but shall not include the receipt of the interest on investment securities. Until you have been given notice to the contrary, all activities of DMC shall be deemed to be Mortgage Banking Activities, and all expenses of DMC (including all taxes) shall be deemed to be related to its Mortgage Banking Activities.

               (c) You shall be entitled to receive stock options to acquire 100,000 shares of DFC's Common Stock subject to the terms and conditions of DFC's 1997 Employee Stock Option Plan and the stock option awards granted as of January 2, 2004 by DFC's Compensation Committee.

               (d) You shall be entitled to participate in the other benefit plans of DFC upon the terms and conditions on which such benefits are made available to other officers of DFC and DMC. Nothing herein shall obligate DFC or DMC to continue any existing benefit plan or to establish any replacement benefit plan.

               (e) You shall be entitled to reimbursement for reasonable travel and entertainment expenses incurred in connection with the rendering of your services hereunder. Nothing contained herein shall authorize you to make any political contributions, including but not limited to payments for dinners and advertising in any political party program or any other payment to any person which might be deemed a bribe, kickback or otherwise and improper payment under corporate policy or practice and no portion of the compensation payable hereunder is for any such purpose.

               (f) Payments under this Agreement shall be subject to reduction by the amount of any applicable federal, Commonwealth, state or municipal income, withholding, social security, state disability insurance, or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.

               (g) No additional compensation shall be due to you for services performed or offices held in any subsidiary, division, affiliate, or venture of DFC or DMC.

          4.   MISCELLANEOUS PROVISIONS RELATING TO THE BONUS AND OTHER MATTERS

               (a) Your acceptance of this Agreement will confirm that you understand and agree that the granting of the incentive compensation referred to in Section 3(b) (the "incentive compensation"), and any action thereunder, does not involve any statement or representation of any kind by DFC or DMC as to their business, affairs, earnings or assets, or as to the tax status of the incentive compensation or the tax consequences of any payment thereof, or otherwise. You further agree that any action at any time taken by or on behalf of DFC or DMC or by their directors or any committee thereof, which might or shall at any time adversely affect you or the

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Mr. Edison Velez
As of January 1, 2004
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incentive compensation, may be freely taken notwithstanding any such adverse effect without your being thereby or otherwise entitled to any right or claim against DFC, DMC, or any other person or party by reason thereof.

               (b) The incentive compensation is personal to you and, except as provided as contemplated in Section 3(b) above, in the event of your death or incapacity, is not transferable or assignable either by your act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whosoever shall have any right to demand any incentive compensation or any other right with respect to it. If, in the event of your death or incapacity, your legal representative shall be entitled to demand the incentive compensation under any of the provisions hereof then, unless otherwise indicated by the context or otherwise required by any term hereof, references to "you" shall apply to said representative.

               (c) If and when questions arise from time to time as to the intent, meaning or application of any one or more of the provisions hereof such questions will be decided by the Compensation Committee of the Board of Directors of DFC or any other Committee appointed to consider such matters, or, in the event DFC is merged into or consolidated with any other corporation, by the Board of Directors (or a Committee appointed by it) of the surviving or resulting corporation, and the decision of such Board of Directors or Committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof, whatever the effect of such a decision may be, beneficial or adverse, upon the incentive compensation, shall be conclusive and binding and you hereby agree that the incentive compensation is granted to and accepted by you subject to such condition and understanding. You understand that the incentive compensation is not held or set aside in trust and (1) DFC or DMC may seek to retain, offset, attach or similarly place a lien on such funds in circumstances where you have been discharged for cause and shall be entitled to do so for (x) malfeasance damaging to DFC or DMC, (y) conversion to you of opportunity of DFC or DMC, or (z) a violation of DFC's Code of Business Conduct and Ethics, in each case as determined in the sole discretion of the Compensation Committee of the Board of Directors, and (2) in the event DFC is unable to make any payment under this Agreement because of insolvency, bankruptcy or similar status or proceedings, you will be treated as a general unsecured creditor of DFC or DMC and may be entitled to no priority under applicable law with respect to such payments.

          5.   RESTRICTIONS ON COMPETITION

               During the term of this Agreement and for a period of one year after you cease to be an employee of DFC or an affiliate of DFC or DMC, you will not, without the prior written consent DFC or DMC, (a) accept employment or render service to any person, firm or corporation, directly or indirectly, in competition with DFC or DMC, or any affiliate thereof for any purpose which would be competitive with the mortgage banking business (the "Restricted Business") within the Commonwealth of Puerto Rico (the "Restricted Area") or (b) directly or

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Mr. Edison Velez
As of January 1, 2004
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indirectly, enter into or in any manner take part in or lend your name, counsel or assistance to any venture, enterprise, business or endeavor, whether as proprietor, principal, investor, partner, director, officer, employee, consultant, adviser, agent, independent contractor or in any other capacity whatsoever for any purpose which would be competitive with the Restricted Business in the Restricted Area. An investment not exceeding 5% of the outstanding stock in any corporation regularly traded on any national securities exchange or in the over-the-counter market shall not be deemed to violate this provision, provided that you shall not render any services for such corporation.

          6.   TERMINATION OF EMPLOYMENT

               (a) Your employment hereunder may be terminated for dishonesty, death, incapacity, or inability to perform the duties of your employment on a daily basis, resulting from physical or mental disability caused by illness, accident or otherwise or refusal to perform the duties and responsibilities of you employment hereunder, or breach of fidelity to DFC or DMC.

               (b) At any time following a "Change in Control" of DFC, this Agreement may be terminated by DFC or you on 30 days' written notice to you or DFC, as the case may be, such termination to be effective as of the end of the calendar year during which such notice is given. As used herein, a "Change in Control" shall be deemed to have occurred at such time as any person other than DFC or an entity controlled by or under common control with DFC ceases to be the owner of at least 51% of the outstanding voting securities of DMC.

               (c) If at any time you shall voluntarily terminate your employment, then this Agreement, except for Section 5 hereof, shall terminate and all further obligations of DFC hereunder shall cease, provided that in any termination pursuant to subsection (b) of this Section 6 you shall be entitled to receive all compensation due to pursuant to Section 3 hereof for the calendar year in which such date of termination occurs.

          You agree that this Section 6 shall create no additional rights in you to direct the operations of DFC or DMC.

          7.   WAIVERS AND MODIFICATIONS

               No waiver by either party of any breach by the other of any provisions hereof shall be deemed to be a waiver of any later or other breach thereof, or as a waiver of any such or other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

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Mr. Edison Velez
As of January 1, 2004
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          8.   SEVERABILITY

               Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void and unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

          9.   ARBITRATION

               Any dispute arising under this Agreement shall be submitted to arbitration in San Juan, Puerto Rico under the rules of the American Arbitration Association.

10.        NOTICES

               Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other by delivering or mailing in a similar manner. Any notice or communication intended for DFC or DMC shall be addressed to the attention of the Chairman of the Compensation Committee of DFC's Board of Directors.

          11.  GOVERNING LAW

               This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico.

          12.  MISCELLANEOUS

               This Agreement shall be binding upon the successors and assigns of DFC and DMC. This Agreement is personal to you, and you therefore may not assign your duties under this Agreement. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or to affect the meaning hereof.

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Mr. Edison Velez
As of January 1, 2004
Page 7


               If the foregoing terms and conditions correctly embody your mutual understanding with DFC and DMC, kindly endorse your acceptance and agreement therewith in the space below provided, whereupon this shall become a binding agreement.

                                     Very truly yours,

                                     DORAL FINANCIAL CORPORATION

                                     By:  /s/ Salomon Levis
                                        ---------------------------------------
                                     Name:  Salomon Levis
                                     Title: Chairman of the Board and
                                            Chief Executive Officer

                                     DORAL MORTGAGE CORPORATION

                                     By:  /s/ Salomon Levis
                                        ---------------------------------------
                                     Name:  Salomon Levis
                                     Title: Chairman of the Board

Accepted and Agreed to as of the
date first above set forth:

        /s/ Edison Velez
---------------------------------
           Edison Velez

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                                                                       EXHIBIT A

                              DEFERRED ARRANGEMENT

         1.       Creation of Accounts by DMC.

                  (a) DMC shall create and maintain in its records a Deferred Bonus Account for you with respect to the Deferred Bonus, if any, earned by you under the Agreement. To that Account shall be credited the Deferred Bonus and all interest earned thereon.

                  (b) DMC shall not segregate the amounts credited to you but may utilize such amounts for such purposes as it deems appropriate, including working capital.

                  (c) The Account shall bear interest (calculated on the basis of a 360 day year consisting of twelve 30 day months) at the rate of interest publicly announced by the JP Morgan Chase Bank, New York, New York as its "Reference Rate" on the first day of each calendar quarter less one percentage point, which amount shall be credited to each Account as of the end of each quarter in each year and such interest shall thereafter become a part of the Account.

                  (d) DMC may withhold from the amount payable with respect to the Deferred Bonus account, any amount which it deems necessary to withhold by reason of applicable federal, state, Puerto Rican or municipal income, withholding, social security, state disability insurance or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.

         2.       Termination of Right to Deferred Bonus.

                  (a) Your right to any Deferred Bonus Account hereunder may be terminated for dishonesty or if you otherwise breach the provisions of your employment agreement with DMC, including the provisions of Section 5 thereof.

                  (b) On your death or legally determined incapacity, your Deferred Bonus Account shall be deemed to have been transferred to your legal representative who may within twelve months after your death or legally determined incapacity demand payment of all your Deferred Bonus Account whether or not five years shall have elapsed since the accrual of the Deferred Bonus giving rise to the Deferred Bonus Account.

         3.       Management and Statutory Creditor.

               You acknowledge that you have no right to restrict or in any way affect the management policies or decisions of DMC and that you shall not obtain any status as a creditor of DMC.

         4.       Payment of Deferred Bonus, Notice, Withholding.

                  (a) Subject to Sections 2(a) and 2(b), you shall be entitled to receive on demand the full amount of your Deferred Bonus Account five (5) or more years after such Deferred Bonus was earned.

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                  (b)      Demand for payment of the Deferred Bonus Account
shall be made by written notice, addressed to the Chairman of the Board of DMC, specifying the amount of the then receivable Deferred Bonus Account and requesting its payment at any time during which it is then payable. Payment shall ordinarily be made to you within 30 days after request.

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